Exhibit 10.1

EMPLOYMENT AGREEMENT

AGREEMENT by and between Quorum Health Corporation (the “Company”) and Robert H. Fish (“Executive”), effective as of the 21st day of May, 2018 (the “Effective Date”).

WHEREAS, the Company wishes to employ Executive on the terms and conditions, and for the consideration, hereinafter set forth, and Executive is desirous of being employed by the Company on such terms and conditions and for such consideration.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Terms of Employment.

(a) Employment Period. The Company hereby agrees to employ Executive, and Executive hereby agrees to be employed by the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary of the Effective Date (the “Employment Period”).

(b) Position and Duties. (i) During the Employment Period, Executive shall (A) serve as the President and Chief Executive Officer of the Company, with such duties and responsibilities as are commensurate with such positions, (B) report to the Board of Directors of the Company (the “Board”), and (C) perform his services at the headquarters of the Company in Brentwood, Tennessee. Executive acknowledges that he may be required to travel in connection with the performance of his duties.

(ii) During the Employment Period, Executive agrees to devote his full business time, energy and skill to the performance of his duties, authorities and responsibilities to the Company; provided that the foregoing will not prevent Executive from (A) serving on the boards of directors of non-profit organizations and, with the prior written approval of the Board, other for profit companies, (B) participating in charitable, civic, educational, professional, community or industry affairs, and (C) managing Executive’s passive personal investments so long as such activities in the aggregate do not materially interfere or conflict with Executive’s duties or create a potential business or fiduciary conflict. The Board acknowledges and approves Executive’s service on the board of directors of each of Genesis HealthCare, American Renal Associates and LifeCare Partners.

(c) Compensation (i) Base Salary. During the Employment Period, Executive shall receive an annual base salary (“Annual Base Salary”) of $900,000.

(ii) Annual Bonus. Executive shall be eligible for, during each fiscal year of the Company or portion of a fiscal year ending during the Employment Period, an annual bonus (the “Annual Bonus”), with a target Annual Bonus opportunity equal to 125% of Annual Base Salary. Payment of the Annual Bonus, if any, will be based on the attainment of one or more pre-established performance goals established by the Compensation Committee of the Board (the “Committee”), and will be pro-rated to the extent that the Annual Bonus relates to a partial fiscal year. Achievement of such pre-established performance goals and the Annual Bonus amount, if any, will be determined at year-end in the good faith exercise of discretion of the Committee. Any Annual Bonus earned with respect to a particular year will be paid no later than March 15th of the following year.

(iii) Vacation. During the Employment Period, Executive shall be eligible for paid vacation of four weeks per calendar year (pro-rated for any partial year).

(iv) Other Benefits. During the Employment Period, Executive shall be eligible for participation in the welfare and other benefit plans, practices, policies and programs, as may be in effect from time to time, for senior executives of the Company generally, including, without limitation, (A) a monthly car allowance of $500, and (B) a monthly housing allowance of $5,500.

(v) Expenses. During the Employment Period, Executive shall be entitled to receive reimbursement for all reasonable, documented business expenses incurred by Executive in accordance with the performance of Executive’s duties under this Agreement. In addition, Executive shall be entitled to reimbursement of reasonable, documented expenses for relocating to Tennessee, not to exceed $10,000.

(vi) Equity Compensation. As soon as reasonably practicable following the date that this Agreement is fully executed, Executive shall be granted an Award of 500,000 shares of restricted stock pursuant to the award agreements to be entered into between Executive and the Company in the forms attached hereto as Exhibit B.

2. Termination of Employment. (a) Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death during the Employment Period. If the Company determines in good faith that the Disability (as defined below) of Executive has occurred during the Employment Period, it may provide Executive with written notice in accordance with Section 7(b) of this Agreement of its intention to terminate Executive’s employment. In such event, Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by Executive (the “Disability Effective Date”), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive’s duties. For purposes of this Agreement, “Disability” shall mean the absence of Executive from Executive’s duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive’s legal representative.

(b) Cause. The Company may terminate Executive’s employment during the Employment Period either with or without Cause. For purposes of this Agreement, “Cause” shall mean Executive’s:

(i) indictment for, conviction of, or pleading guilty or nolo contendere to, a felony or a crime of moral turpitude;

(ii) commission of a willful and material act of dishonesty involving the Company or any of its subsidiaries;

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(iii) breach of the Company’s policies or procedures that causes material harm to the Company or its business reputation;

(iv) willful misconduct which causes material harm to the Company or its subsidiaries or affiliates or their business reputation; or

(v) willful and continued failure to perform duties (except due to mental or physical incapacity);

provided, however, that Cause will not exist under section (v) above unless the Company has first provided Executive with written notice of his failure to perform and the Executive has failed to cure any such failure during the five (5) day period thereafter.

(c) Good Reason. Executive’s employment may be terminated by Executive with or without Good Reason. For purposes of this Agreement, “Good Reason” shall mean in the absence of the prior written consent of Executive:

(i) a reduction of Executive’s Annual Base Salary;

(ii) a material diminution in Executive’s duties, authorities or responsibilities;

(iii) Executive being required to report to another person other than the Board;

or

(iv) a relocation of the Company’s headquarters to a location that is more than 50 miles from its current location;

provided, however, that Executive’s termination of employment shall not be deemed to be for Good Reason unless (A) Executive has notified the Company in writing describing the occurrence of one or more Good Reason events within ninety (90) days of such occurrence, (B) the Company fails to cure such Good Reason event within thirty (30) days after its receipt of such written notice and (C) the termination of employment occurs within 120 days after the occurrence of the applicable Good Reason event.

(d) Notice of Termination. Any termination of employment by the Company for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 7(b). “Notice of Termination” means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated, and (iii) if the Date of Termination (as defined herein) is other than the date of receipt of such notice, specifies the Date of Termination (which Date of Termination shall be not more than 30 days after the giving of such notice). The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive’s or the Company’s respective rights hereunder.

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(e) Date of Termination. “Date of Termination” means (i) if Executive’s employment is terminated by the Company for Cause, or by Executive for Good Reason, the date of receipt of the Notice of Termination or such later date specified in the Notice of Termination, as the case may be, (ii) if Executive’s employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies Executive of such termination, (iii) if Executive resigns without Good Reason, the date on which Executive notifies the Company of such termination, and (iv) if Executive’s employment is terminated by reason of death or Disability, the date of Executive’s death or the Disability Effective Date, as the case may be. Notwithstanding the foregoing, in no event shall the Date of Termination occur until Executive experiences a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the date on which such separation from service takes place shall be the “Date of Termination.”

3. Obligations of the Company upon Termination. (a) By Executive for Good Reason or by the Company other than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate Executive’s employment other than for Cause, death or Disability or Executive shall terminate employment for Good Reason (a “Qualifying Termination”):

(i) The Company shall pay to Executive the aggregate of the following amounts in a lump sum in cash within 30 days after the Date of Termination: the sum of (A) Executive’s Annual Base Salary through the Date of Termination to the extent not theretofore paid, (B) Executive’s business expenses that are reimbursable pursuant to Section 1(c)(v) but have not been reimbursed by the Company as of the Date of Termination; (C) any accrued vacation pay to the extent not theretofore paid; and (D) any reimbursements to which Executive is entitled under Section 1(c)(iv)-(v) (the sum of the amounts described in subclauses (A), (B), (C), and (D) the “Accrued Obligations”). In addition the Company shall pay to Executive any vested benefits or vested equity benefits in accordance with terms of the applicable agreement or plan.

(ii) Subject to Section 3(c) and Executive’s compliance with Section 4, starting as of the next applicable Company payroll date after the Date of Termination:

A. If the Qualifying Termination occurs outside of the Change in Control Protection Period (as defined below), the Company will pay Executive a monthly amount equal to $168,750, until the 18-month anniversary of the Date of Termination, such payments to be made in accordance with the payroll practices of the Company in effect on the Date of Termination.

B. If the Qualifying Termination occurs during the 24-month period following a Change of Control (as defined in the Quorum Health Corporation 2016 Stock Award Plan) (the “Change in Control Protection Period”) and the Change of Control constitutes a change in ownership or effective control, or a change in the ownership of a substantial portion of the assets, of the Company under Section 409A of the Code (a “409A CIC”), the Company will pay Executive a lump sum payment in the amount of equal to $6,075.000 on the sixtieth day following Executive’s Qualifying Termination.

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C. If the Qualifying Termination occurs during the Change in Control Protection Period and the Change of Control does not constitute a 409A CIC, the Company will pay Executive a monthly amount equal to $168,750, until the 36-month anniversary of the Date of Termination, such payments to be made in accordance with the payroll practices of the Company in effect on the Date of Termination.

Should Executive commit a material violation of the Executive Covenants, the Company may cease making any payments described in this Section 3(a)(ii), in addition to any other remedies available to the Company, provided, however, that prior to ceasing making any such payments the Company shall have first provided the Executive with written notice of any such alleged material breach (including reasonable details describing such alleged breach), and the Executive shall have failed to cure such breach within a five (5) day period thereafter.

Other than as set forth in this Section 3(a), and with respect to the equity awards referenced in Section 1(c)(vi), in the event of a Qualifying Termination, the Company and its affiliates shall have no further obligation to Executive.

(b) Employment Termination other than a Qualifying Termination. If Executive’s employment is terminated other than as a result of a Qualifying Termination, this Agreement shall terminate without further obligations to Executive or Executive’s ’s legal representatives under this Agreement, other than for payment of Accrued Obligations. Accrued Obligations shall be paid to Executive or Executive’s estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. In addition the Company shall pay to Executive any vested benefits or vested equity benefits in accordance with terms of the applicable agreement or plan.

(c) Separation Agreement and General Release. The Company’s obligations to make payments under Section 3(a)(ii) will be conditioned on Executive executing and delivering (and not revoking) a separation agreement and general release in substantially the form annexed hereto as Exhibit A not later than the 52nd day that follows the Date of Termination (the “Release Conditions”). In the event that Executive does not so execute and deliver such release, or in the event that Executive revokes such release, the Company may require Executive to repay any amounts previously provided to him pursuant to Section 3(a)(ii).

4. Restrictive Covenants. (a) Confidential Information. Executive shall hold in a fiduciary capacity for the benefit of the Company and its affiliates all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by Executive during Executive’s employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by Executive or representatives of Executive in violation of this Agreement). After termination of Executive’s employment with the Company, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

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(b) Non-Solicitation. During the period commencing on the Effective Date and ending on the eighteen month anniversary of the termination of Executive’s employment for any reason (the “Restricted Period”), Executive shall not directly or indirectly (i) except in the good faith performance of his duties to the Company, induce or attempt to induce any employee or independent contractor of the Company or any of its subsidiaries to leave the Company or such subsidiaries, or in any way interfere with the relationship between the Company or any such subsidiary, on the one hand, and any employee or independent contractor thereof, on the other hand, (ii) hire any person who was an employee or independent contractor of the Company or any subsidiary until twelve (12) months after such individual’s relationship with the Company or such subsidiary has been terminated or (iii) except in the good faith performance of his duties to the Company, induce or attempt to induce any customer (whether former or current), supplier, licensee or other business relation of the Company or any subsidiary of the Company to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and the Company or any subsidiary of the Company, on the other hand.

(c) Non-Compete. Executive acknowledges that, in the course of his employment with the Company, he has become familiar, or will become familiar, with the Company’s and its subsidiaries’ trade secrets and with other confidential information concerning the Company, its affiliates and their respective predecessors and that his services have been and will be of special, unique and extraordinary value to the Company and its subsidiaries. Therefore, Executive agrees that, during the Restricted Period, Executive shall not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in any business of the same type as any business in which the Company or any of its subsidiaries is engaged on the Date of Termination or in which they have proposed, on or prior to such date, to be engaged in on or after such date and in which Executive has been involved to any extent (other than de minimis) at any time during the two (2) year period ending with the Date of Termination, in any locale of any country in which the Company or any of its subsidiaries conducts business. Nothing herein shall prohibit Executive from being a passive owner of not more than 4.9% of the outstanding equity interest in any entity which is publicly traded, so long as Executive has no active participation in the business of such entity.

(d) Prior Notice Required. Executive hereby agrees that prior to accepting employment with any other person or entity during the Restricted Period, Executive will provide such prospective employer with written notice of the provisions of this Agreement, with a copy of such notice delivered simultaneously to the Board.

(e) Executive Covenants Generally.

(i) Executive’s covenants as set forth in this Section 4 are from time to time referred to herein as the “Executive Covenants.” If any of the Executive Covenants is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such Executive Covenant shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining Executive Covenants shall not be affected thereby; provided, however, that if any of the Executive Covenants is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such Executive Covenant will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

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(ii) Executive understands that the Executive Covenants may limit Executive’s ability to earn a livelihood in a business similar to the business of the Company.

(iii) Any termination of Executive’s employment or of this Agreement shall have no effect on the continuing operation of this Section 4.

(iv) Executive acknowledges that the Company would be irreparably injured by a violation of this Section 4 and that it is impossible to measure in money the damages that will accrue to the Company by reason of a failure by Executive to perform any of his obligations under this Section 4. Accordingly, if the Company institutes any action or proceeding to enforce any of the provisions of this Section 4, to the extent permitted by applicable law, Executive hereby waives the claim or defense that the Company has an adequate remedy at law, and Executive shall not urge in any such action or proceeding the defense that any such remedy exists at law. Furthermore, in addition to other remedies that may be available, the Company shall be entitled to specific performance and other injunctive relief, without the requirement to post bond.

5. Successors. (a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

6. Indemnification. The Company shall indemnify Executive (including advancing the costs of reasonable attorney’s fees and expenses incurred by Executive) to the maximum extent permitted under applicable law for acts taken within the scope of his employment and his service as an officer or director of the Company. To the extent that the Company obtains coverage under a director and officer indemnification policy, Executive will be entitled to such coverage on a basis that is no less favorable than the coverage provided to any other officer or director of the Company.

7. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

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(b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive:	At the most recent address
on file at the Company.

If to the Company:	Quorum Health Corporation
1573 Mallory Lane
Brentwood, Tennessee 37027 Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e) Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(f) The laws of the State of Tennessee apply, except for any rule of construction under which a contract may be construed against the drafter. Venue for any lawsuit arising out of or related to this Agreement will lie in Williamson County, Tennessee, and/or, if jurisdiction lies therein, the United States District Court for the Middle District of Tennessee. Each of Executive and the Company shall bear its own legal expenses except to the extent that legal expenses are recoverable under applicable law.

8. Section 409A of the Code.

(a) If Executive is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) as of the date of Executive’s Separation from Service, Executive shall not be entitled to any payment or benefit pursuant to this Agreement or otherwise that constitutes nonqualified deferred compensation under Section 409A of the Code and that otherwise is payable upon Executive’s Separation from Service until the earlier of (i) the date which is six (6) months and one (1) day after his or her Separation from Service for any reason other than death, or (ii) the date of Executive’s death. Any amounts otherwise payable to Executive upon or in the six (6) month period following Executive’s Separation from Service that are not so paid by

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reason of this Section 8(a) shall be paid (without interest) as soon as practicable (and not more than 15 days) after the date that is six (6) months and one (1) day after Executive’s Separation from Service (or, if earlier, as soon as practicable and not more than 15 days after the date of Executive’s death). The foregoing shall not result in any payment being paid earlier than it otherwise would have been absent such delay, and all payments not so delayed shall be paid according to their regular payment schedule.

(b) To the extent that any reimbursement pursuant to this Agreement is taxable to Executive, Executive shall provide the Company with documentation of the related expenses promptly so as to facilitate the timing of the reimbursement payment contemplated by this paragraph, and any reimbursement payment due to Executive pursuant to such provision shall be paid to Executive promptly, but in no event later than the last day of Executive’s taxable year following the taxable year in which the related expense was incurred. No such reimbursement obligations pursuant to this Agreement or any in-kind benefits are subject to liquidation or exchange for another benefit and the amount of any such reimbursements and in-kind benefits that Executive receives in one taxable year shall not affect the amount of reimbursements or in-kind benefits that Executive receives in any other taxable year.

(c) For purposes of Section 409A of the Code, Executive’s right to receive any “installment” payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

(d) In no event shall the Company be required to pay Executive any “gross-up” or other payment with respect to any taxes or penalties imposed under Section 409A of the Code with respect to any benefit paid to Executive hereunder.

9. Whistleblower Rights. The Company hereby informs Executive that, notwithstanding any provision of this Agreement to the contrary, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. In addition, notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall impair Executive’s rights under the whistleblower provisions of any applicable federal law or regulation or, for the avoidance of doubt, limit Executive’s right to receive an award for information provided to any government authority under such law or regulation.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Executive has hereunto set Executive’s hand and, the Company has caused these presents to be executed in its name on its behalf, all as of the day written below.

Robert H. Fish

/s/ Robert H. Fish

Date:	August 24, 2018

QUORUM HEALTH CORPORATION

By	/s/ Alfred Lumsdaine
Name:	Alfred Lumsdaine
Title:	Executive Vice President and Chief Financial Officer

Date:	August 24, 2018

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

Exhibit A

Form of Release

THIS RELEASE (the “Release”) is entered into between Robert H. Fish (“Executive”) and Quorum Health Corporation, a Delaware corporation (the “Company”), for the benefit of the Company. The entering into and non-revocation of this Release is a condition to Executive’s right to receive certain payments and benefits under Section 3(a)(ii) of the employment agreement entered into by and between Executive and the Company, dated as of [        ], 2018 (the “Employment Agreement”). Capitalized terms used and not defined herein shall have the meaning provided in the Employment Agreement.

Accordingly, Executive and the Company agree as follows.

1. In consideration for the payments and other benefits provided to Executive by the Employment Agreement, to which Executive is not otherwise entitled, and the sufficiency of which Executive acknowledges, Executive represents and agrees, as follows:

(a) Executive, for himself, his heirs, administrators, representatives, executors, successors and assigns (collectively “Releasers”), hereby irrevocably and unconditionally releases, acquits and forever discharges and agrees not to sue the Company or any of its parents, subsidiaries, divisions, affiliates and related entities and its current and former directors, officers, shareholders, trustees, employees, consultants, independent contractors, representatives, agents, servants, successors and assigns and all persons acting by, through or under or in concert with any of them (collectively “Releasees”), from all claims, rights and liabilities up to and including the date of this Release arising from or relating to Executive’s employment with, or termination of employment from, the Company, under the Employment Agreement and from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of actions, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected and any claims of wrongful discharge, breach of contract, implied contract, promissory estoppel, defamation, slander, libel, tortious conduct, employment discrimination or claims under any federal, state or local employment statute, law, order or ordinance, including any rights or claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621 et seq. (“ADEA”), or any other federal, state or municipal ordinance relating to discrimination in employment. Nothing contained herein shall restrict the parties’ rights to enforce the terms of this Release.

(b) To the maximum extent permitted by law, Executive agrees that he has not filed, nor will he ever file, a lawsuit asserting any claims which are released by this Release, or to accept any benefit from any lawsuit which might be filed by another person or government entity based in whole or in part on any event, act, or omission which is the subject of this Release.

(c) This Release specifically excludes (i) Executive’s rights and the Company’s obligations under Sections 3(a) and Section 6 of the Employment Agreement. Nothing contained in this Release shall release Executive from his obligations, including any obligations to abide by restrictive covenants, under the Employment Agreement that continue or are to be performed following termination of employment.

(d) The parties agree that this Release shall not affect the rights and responsibilities of the US Equal Employment Opportunity Commission (hereinafter “EEOC”) to enforce ADEA and other laws. In addition, the parties agree that this Release shall not be used to justify interfering with Executive’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC. The parties further agree that Executive knowingly and voluntarily waives all rights or claims (that arose prior to Executive’s execution of this Release) the Releasers may have against the Releasees, or any of them, to receive any benefit or remedial relief (including, but not limited to, reinstatement, back pay, front pay, damages, attorneys’ fees, experts’ fees) as a consequence of any investigation or proceeding conducted by the EEOC.

2. Executive acknowledges that the Company has specifically advised him of the right to seek the advice of an attorney concerning the terms and conditions of this Release. Executive further acknowledges that he has been furnished with a copy of this Release, and he has been afforded [twenty-one (21)/forty-five (45)] days in which to consider the terms and conditions set forth above prior to this Release. By executing this Release, Executive affirmatively states that he has had sufficient and reasonable time to review this Release and to consult with an attorney concerning his legal rights prior to the final execution of this Release. Executive further agrees that he has carefully read this Release and fully understands its terms. Executive understands that he may revoke this Release within seven (7) days after signing this Release. Revocation of this Release must be made in writing and must be received by the General Counsel of the Company, Quorum Health Corporation, 1573 Mallory Lane, Brentwood, Tennessee 37027 within the time period set forth above.

3. This Release will be governed by and construed in accordance with the laws of the state of Tennessee, without giving effect to any choice of law or conflicting provision or rule (whether of the state of Tennessee or any other jurisdiction) that would cause the laws of any jurisdiction other than the state of Tennessee to be applied. In furtherance of the foregoing, the internal law of the state of Tennessee will control the interpretation and construction of this agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. The provisions of this Release are severable, and if any part or portion of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. This Release shall become effective and enforceable on the eighth day following its execution by Executive, provided he does not exercise his right of revocation as described above. If Executive fails to sign and deliver this Release or revokes his signature, this Release will be without force or effect, and Executive shall not be entitled to the payments and benefits of Section 3(a)(ii) of the Employment Agreement.

4. The Company hereby informs Executive that, notwithstanding any provision of this Release to the contrary, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other

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proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. In addition, notwithstanding anything in this Release to the contrary, nothing in this Release shall impair Executive’s rights under the whistleblower provisions of any applicable federal law or regulation or, for the avoidance of doubt, limit Executive’s right to receive an award for information provided to any government authority under such law or regulation.

Robert H. Fish

Date:

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Exhibit B

Form of Award Agreements

FORM OF RESTRICTED STOCK AWARD AGREEMENT

Quorum Health Corporation

2016 Stock Award Plan

THIS AGREEMENT between you and Quorum Health Corporation, a Delaware corporation (the “Company”) governs an Award of the Company’s Restricted Stock in the amount and on the date specified in your Award notification (the “Date of Grant”).

WHEREAS, the Company has adopted the Quorum Health Corporation 2016 Stock Award Plan (the “Plan”) in order to provide additional incentive to certain employees and directors of the Company and its Subsidiaries;

WHEREAS, reference is made to the employment agreement (the “Employment Agreement”), executed as of even date herewith, by and between the Company and you; and

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has determined to grant to you this Award of Restricted Stock as provided herein to encourage your efforts toward the continuing success of the Company.

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant of Restricted Stock.

1.1 The Company hereby grants to you this Award of Shares of Restricted Stock in the number set out in an electronic notification by the Company’s stock plan administrator, as may be appointed from time to time (the “Plan Administrator”). The Shares of Restricted Stock granted pursuant to this Award shall be issued in the form of a book entry of Shares in your name as soon as reasonably practicable after the Date of Grant and shall be subject to your (or your estate’s, if applicable) acknowledgement and acceptance of this Agreement by electronic means to the Plan Administrator as provided in Section 9 hereof, or as you have been otherwise instructed.

1.2 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2. Restrictions on Transfer.

The Shares of Restricted Stock issued under this Agreement may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated until all restrictions on such Restricted Stock shall have lapsed in the manner provided in Section 3, 4 or 5 hereof.

3. Lapse of Restrictions Generally.

Except as provided in Sections 4, 5 and 6 hereof, one-third (1/3) of the number of Shares of Restricted Stock issued hereunder (rounded to the nearest whole Share, if necessary) shall vest, and the restrictions with respect to such Restricted Stock shall lapse, on May 21, 2019, May 21, 2020 and May 21, 2021, subject to your continued employment through the applicable vesting dates.

4. Effect of Certain Terminations of Employment.

If your employment terminates as a result of your death or Disability, in each case if such termination occurs on or after the Date of Grant, all Shares of Restricted Stock which have not become vested in accordance with Section 3 or 5 hereof shall vest, and the restrictions thereon shall lapse as of the date of such termination. If your employment is terminated (a) by the Comnpany for any reason other than for Cause or (b) by you for Good Reason (with “Cause” and “Good Reason” having the meanings set forth in the Employment Agreement), then all Shares of Restricted Stock which have not become vested in accordance with Section 3 or 5 hereof shall vest, and the restrictions on the entire Award shall lapse as of the date of such termination, subject to the satisfaction of the Release Conditions (as defined in the Employment Agreement).

5. Effect of Change in Control.

In the event of a Change in Control of the Company at any time on or after the Date of Grant, the terms of the Plan shall control the vesting of any Shares of Restricted Stock which have not become vested in accordance with Section 3 or 4 hereof.

6. Forfeiture of Restricted Stock.

Upon the termination of your employment by you, the Company or its Subsidiaries for any reason other than those set forth in Section 4 hereof prior to such vesting, in addition to the circumstance described in Section 9.1 hereof, any and all Shares of Restricted Stock which have not become vested in accordance with Section 3, 4 or 5 hereof shall be forfeited and shall revert to the Company.

7. Delivery of Restricted Stock.

7.1 Except as otherwise provided in Section 7.2 hereof, evidence of the book entry of Shares or, if requested by you prior to such lapse of restrictions, a stock certificate with respect to the Shares of Restricted Stock for which the restrictions have lapsed pursuant to Section 3, 4 or 5 hereof, shall be delivered to you as soon as practicable following the date on which the restrictions on such Shares of Restricted Stock have lapsed, free of all restrictions hereunder.

7.2 Evidence of the book entry of Shares with respect to Shares of Restricted Stock in respect of which the restrictions have lapsed upon your death pursuant to Section 4 hereof or, if requested by the executors or administrators of your estate upon such lapse of restrictions, a stock certificate with respect to such Shares of Restricted Stock, shall be delivered to the executors or administrators of your estate as soon as practicable following the Company’s receipt of notification of your death, free of all restrictions hereunder. In the event of your death, all references herein to “you” shall also include your executors, administrators, heirs or assigns.

8. Dividends and Voting Rights.

Subject to Section 9.1 hereof, upon issuance of the Shares of Restricted Stock, you shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect thereto; provided, however, that dividends or distributions declared or paid on the Restricted Stock by the Company shall be deferred and reinvested in Shares of Restricted Stock based on the Fair Market Value of a Share of the Company’s common stock on the date such dividend or distribution is paid or made (provided that no fractional Shares will be issued), and the additional Shares of Restricted Stock thus acquired shall be subject to the same restrictions on transfer and forfeiture and the same vesting schedule as the Restricted Stock in respect of which such dividends or distributions were made.

9. Acknowledgement and Acceptance of Award Agreement.

9.1 The Shares of Restricted Stock granted to you pursuant to this Award shall be subject to your acknowledgement and acceptance of the Award and the terms of this Agreement to the Company or its Plan Administrator (including by electronic means, if so provided) no later than the earlier of (i) 180 days from the Date of Grant and (ii) the date that is immediately prior to the date that the Restricted Stock vests pursuant to Section 4 or 5 hereof (the “Return Date”); provided that if you die before your Return Date, this requirement shall be deemed to be satisfied if the executor or administrator of your estate acknowledges and accepts this Agreement through the Company or its Plan Administrator no later than ninety (90) days following your death (the “Executor Return Date”). If this Agreement is not so acknowledged and accepted on or prior to your Return Date or the Executor Return Date, as applicable, the Award of Shares of Restricted Stock evidenced by this Agreement shall be forfeited, and neither you nor your heirs, executors, administrators or successors shall have any rights with respect thereto.

9.2 If this Agreement is so acknowledged and accepted on or prior to your Return Date or the Executor Return Date, as applicable, all dividends and other distributions paid or made with respect to the Shares of Restricted Stock granted hereunder prior to your Return Date or the Executor Return Date shall be treated in the manner provided in Section 8 hereof.

10. No Right to Continued Employment.

Nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate your employment, nor confer upon you any right to continuing employment by the Company or any of its Subsidiaries or continuing service as a Board member.

11. Withholding of Taxes.

Prior to the delivery to you of a stock certificate or evidence of the book entry of Shares with respect to the Shares of Restricted Stock in respect of which all restrictions have lapsed, you shall pay to the Company or the Company’s Plan Administrator, the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company (the “Withholding Taxes”) with respect to such Restricted Stock. By acknowledging and accepting this Agreement in the manner provided in Section 9 hereof, you shall be deemed to elect to have the Company or the Plan Administrator withhold a portion of such Restricted Stock having an aggregate Fair Market Value equal to the Withholding Taxes in satisfaction thereof, such election to continue in effect until you notify the Company or its Plan Administrator before such delivery that you shall satisfy such obligation in cash, in which event the Company or the Plan Administrator shall not withhold a portion of such Restricted Stock as otherwise provided in this Section 11.

12. Acknowledgement that You Are Bound by the Plan; Clawback.

By acknowledging and accepting this Award and the terms of this Agreement you hereby confirm the availability and your review of a copy of the Plan and the Prospectus, and other documents provided to you in connection with this Award by the Company or its Plan Administrator, and you agree to be bound by all the terms and provisions thereof.

The Shares issued to you hereunder, any distributions with respect to such Shares (including any cash dividends or other distributions) received by you or your personal representative, and any proceeds received by you or your personal representative from the disposition or transfer of any such Shares shall be subject to mandatory repayment by you to the Company to the extent you are, or in the future become, subject to (i) any Company or Affiliate “clawback” or recoupment policy that is adopted by the Company, including to comply with the requirements of any applicable laws, rules or regulations, or (ii) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, in each case as provided in Section 19.1 of the Plan.

13. Modification of Agreement.

This Agreement may be modified, amended, supplemented or terminated, and any terms or conditions may be waived, but only by a written instrument executed by both parties hereto; provided that the Company may modify, amend, supplement or terminate this Agreement in a writing signed by the Company without any further action by you if such modification, amendment, supplement or termination does not adversely affect your rights hereunder.

14. Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15. Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

16. Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of your legal representatives. All obligations imposed upon the Company and all rights granted to you under this Agreement shall be binding upon the Company’s successors and upon your heirs, executors, administrators and successors.

17. Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall first be referred to the Committee for its determination. Any determination made hereunder shall be final, binding and conclusive on you, your heirs, executors, administrators and successors, and the Company and its Subsidiaries for all purposes.

18. Entire Agreement.

This Agreement and the terms and conditions of the Plan constitute the entire understanding between you and the Company and its Subsidiaries, and supersede all other agreements, whether written or oral, with respect to the Award.

19. Headings.

The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

20. Notice.

All notifications and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

(a) If to the Company, by regular mail to:

Quorum Health Corporation

1573 Mallory Lane

Suite 100

Brentwood, TN 37027

Attention: General Counsel

(b) If to you or your legal representative, to such person at the address as reflected in the records of the Company.

21. Consent to Jurisdiction.

Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Tennessee and of the United States of America, in each case located in the County of Williamson, for any actions, suits or proceedings arising out of or relating to this Agreement, the Award or the Plan and the transactions contemplated hereby and thereby (“Litigation”) (and agrees not to commence any Litigation except in any such court), and further agrees that service of process, summons, notice or document by U.S. certified mail to such party’s respective address set forth in Section 20 hereof shall be effective service of process for any Litigation brought against such party in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation in the courts of the State of Tennessee or of the United States of America, in each case located in the County of Williamson, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

22. Deemed Execution. On the date of your electronic acceptance of the terms of the Award and this Agreement, this Agreement shall be deemed to have been executed and delivered by you and the Company.

FORM OF PERFORMANCE BASED RESTRICTED STOCK AWARD AGREEMENT

(Chief Executive Officer)

Quorum Health Corporation

2016 Stock Award Plan

THIS AGREEMENT between you and Quorum Health Corporation, a Delaware corporation (the “Company”) governs an Award of the Company’s Restricted Stock in the amount and on the date specified in your Award notification (the “Date of Grant”).

WHEREAS, the Company has adopted the Quorum Health Corporation 2016 Stock Award Plan (the “Plan”) in order to provide additional incentive to certain employees and directors of the Company and its Subsidiaries;

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has determined to grant to you this Award of Restricted Stock as provided herein to encourage your efforts toward the continuing success of the Company;

WHEREAS, the Committee has determined to condition the Award on the attainment of certain performance-based criteria to better align your economic interests with those of the other stockholders of the Company; and

WHEREAS, reference is made to the employment agreement (the “Employment Agreement”), executed as of even date herewith, by and between the Company and you.

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant of Restricted Stock.

(a) The Company hereby grants to you this Award of Shares of Performance Based Restricted Stock in the number set out in an electronic notification by the Company’s stock option plan administrator, as may be appointed from time to time (the “Plan Administrator”). The Shares of Performance Based Restricted Stock granted pursuant to this Award shall be issued in the form of a book entry of Shares in your name as soon as reasonably practicable after the Date of Grant and shall be subject to your (or your estate’s, if applicable) acknowledgement and acceptance of this Agreement by electronic means to the Plan Administrator as provided in Section 9 hereof, or as you have been otherwise instructed.

(b) This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2. Restrictions on Transfer.

The Shares of Performance Based Restricted Stock issued under this Agreement may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated until all restrictions on such Performance Based Restricted Stock shall have lapsed in the manner provided in Section 3, 4 or 5 hereof.

3. Performance Objectives; Lapse of Restrictions.

(a) Subject to your continued employment through the applicable vesting date and the satisfaction of the Tranche 1 Milestone set forth on Exhibit A hereto (the “Tranche 1 Milestone”), (a) 27,778 Shares shall vest on the later of May 21, 2019 and the date that the Tranche 1 Milestone is satisfied, (b) 27,778 Shares shall vest on the later of May 21, 2020 and the date that the Tranche 1 Milestone is satisfied, and (c) 27,777 Shares shall vest on the later of May 21, 2021 and the date that the Tranche 1 Milestone is satisfied.

(b) Subject to your continued employment through the applicable vesting date and the satisfaction of the Tranche 2 Milestone set forth on Exhibit A hereto (the “Tranche 2 Milestone”), (a) 27,778 Shares shall vest on the later of May 21, 2019 and the date that the Tranche 2 Milestone is satisfied, (b) 27,778 Shares shall vest on the later of May 21, 2020 and the date that the Tranche 2 Milestone is satisfied, and (c) 27,777 Shares shall vest on the later of May 21, 2021 and the date that the Tranche 2 Milestone is satisfied.

(c) Subject to your continued employment through the applicable vesting date and the satisfaction of the Tranche 3 Milestone set forth on Exhibit A hereto (the “Tranche 3 Milestone”), (a) 27,778 Shares shall vest on the later of May 21, 2019 and the date that the Tranche 3 Milestone is satisfied, (b) 27,778 Shares shall vest on the later of May 21, 2020 and the date that the Tranche 3 Milestone is satisfied, and (c) 27,778 Shares shall vest on the later of May 21, 2021 and the date that the Tranche 3 Milestone is satisfied.

(d) Except as provided in Sections 4, 5 and 6 hereof, upon the termination of your employment, you immediately shall forfeit any unvested portion of the Award.

4. Effect of Certain Terminations of Employment.

If your employment terminates as a result of your death or Disability, in each case if such termination occurs on or after the Date of Grant, all Shares of Performance Based Restricted Stock which have not become vested in accordance with Section 3 or 5 hereof shall vest, and the restrictions thereon shall lapse (and all applicable Milestones shall be deemed satisfied) as of the date of such termination. If your employment is terminated (a) by the Company for any reason other than for Cause or (b) by you for Good Reason (with “Cause” and “Good Reason” having the meanings set forth in the Employment Agreement), then, subject to the satisfaction of the Release Conditions (as defined in the Employment Agreement), all Shares of Performance Based Restricted Stock which have not become vested in accordance with Section 3 or 5 hereof shall vest, and the restrictions thereon shall lapse (and all applicable Milestones shall be deemed satisfied) as of the date of such termination.

5. Effect of Change in Control.

In the event of a Change in Control of the Company at any time on or after the Date of Grant, the terms of the Plan shall control the vesting of any Shares of Performance Based Restricted Stock which have not become vested in accordance with Section 3 or 4 hereof.

6. Forfeiture of Performance Based Restricted Stock.

Upon the termination of your employment by you, the Company or its Subsidiaries for any reason other than those set forth in Section 4 hereof prior to such vesting, in addition to the circumstance described in Section 9(a) hereof, any and all Shares of Performance Based Restricted Stock which have not become vested in accordance with Section 3, 4 or 5 hereof shall be forfeited and shall revert to the Company.

7. Delivery of Restricted Stock.

(a) Except as otherwise provided in Section 7(b) hereof, evidence of the book entry of Shares or, if requested by you prior to such lapse of restrictions, a stock certificate with respect to the Shares of Performance Based Restricted Stock for which the restrictions have lapsed pursuant to Section 3, 4 or 5 hereof, shall be delivered to you as soon as practicable following the date on which the restrictions on such Shares of Performance Based Restricted Stock have lapsed, free of all restrictions hereunder.

(b) Evidence of the book entry of Shares with respect to Shares of Performance Based Restricted Stock in respect of which the restrictions have lapsed upon your death pursuant to Section 4 hereof or, if requested by the executors or administrators of your estate upon such lapse of restrictions, a stock certificate with respect to such Shares of Performance Based Restricted Stock, shall be delivered to the executors or administrators of your estate as soon as practicable following the Company’s receipt of notification of your death, free of all restrictions hereunder. In the event of your death, all references herein to “you” shall also include your executors, administrators, heirs or assigns.

8. Dividends and Voting Rights.

Subject to Section 9(a) hereof, upon issuance of the Shares of Performance Based Restricted Stock, you shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect thereto; provided, however, that dividends or distributions declared or paid on the Performance Based Restricted Stock by the Company shall be deferred and reinvested in Shares of Performance Based Restricted Stock based on the Fair Market Value of a Share of the Company’s common stock on the date such dividend or distribution is paid or made (provided that no fractional Shares will be issued), and the additional Shares of Performance Based Restricted Stock thus acquired shall be subject to the same restrictions on transfer and forfeiture and the same vesting schedule as the Performance Based Restricted Stock in respect of which such dividends or distributions were made.

9. Acknowledgement and Acceptance of Award Agreement.

(a) The Shares of Performance Based Restricted Stock granted to you pursuant to this Award shall be subject to your acknowledgement and acceptance of the Award and the terms of this Agreement to the Company or its Plan Administrator (including by electronic means, if so provided) no later than the earlier of (i) 180 days from the Date of Grant and (ii) the date that is immediately prior to the date that the Performance Based Restricted Stock vests pursuant to Section 4 or 5 hereof (the “Return Date”); provided that if you die before your Return Date, this requirement shall be deemed to be satisfied if the executor or administrator of your estate acknowledges and accepts this Agreement through the Company or its Plan Administrator no later than ninety (90) days following your death (the “Executor Return Date”). If this Agreement is not so acknowledged and accepted on or prior to your Return Date or the Executor Return Date, as applicable, the Award of Shares of Performance Based Restricted Stock evidenced by this Agreement shall be forfeited, and neither you nor your heirs, executors, administrators or successors shall have any rights with respect thereto.

(b) If this Agreement is so acknowledged and accepted on or prior to your Return Date or the Executor Return Date, as applicable, all dividends and other distributions paid or made with respect to the Shares of Performance Based Restricted Stock granted hereunder prior to your Return Date or the Executor Return Date shall be treated in the manner provided in Section 8 hereof.

10. No Right to Continued Employment.

Nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate your employment, nor confer upon you any right to continuing employment by the Company or any of its Subsidiaries or continuing service as a Board member.

11. Withholding of Taxes.

Prior to the delivery to you of a stock certificate or evidence of the book entry of Shares with respect to the Shares of Performance Based Restricted Stock in respect of which all restrictions have lapsed, you shall pay to the Company or the Company’s Plan Administrator, the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company (the “Withholding Taxes”) with respect to such Performance Based Restricted Stock. By acknowledging and accepting this Agreement in the manner provided in Section 9 hereof, you shall be deemed to elect to have the Company or the Plan Administrator withhold a portion of such Performance Based Restricted Stock having an aggregate Fair Market Value equal to the Withholding Taxes in satisfaction thereof, such election to continue in effect until you notify the Company or its Plan Administrator before such delivery that you shall satisfy such obligation in cash, in which event the Company or the Plan Administrator shall not withhold a portion of such Performance Based Restricted Stock as otherwise provided in this Section 11.

12. Acknowledgement that You Are Bound by the Plan; Clawback.

By acknowledging and accepting this Award and the terms of this Agreement you hereby confirm the availability and your review of a copy of the Plan and the Prospectus, and other documents provided to you in connection with this Award by the Company or its Plan Administrator, and you agree to be bound by all the terms and provisions thereof.

The Shares issued to you hereunder, any distributions with respect to such Shares (including any cash dividends or other distributions) received by you or your personal representative, and any proceeds received by you or your personal representative from the disposition or transfer of any such Shares shall be subject to mandatory repayment by you to the Company to the extent you are, or in the future become, subject to (i) any Company or Affiliate “clawback” or recoupment policy that is adopted by the Company, including to comply with the requirements of any applicable laws, rules or regulations, or (ii) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, in each case as provided in Section 19.1 of the Plan.

13. Modification of Agreement.

This Agreement may be modified, amended, supplemented or terminated, and any terms or conditions may be waived, but only by a written instrument executed by both parties hereto; provided that the Company may modify, amend, supplement or terminate this Agreement in a writing signed by the Company without any further action by you if such modification, amendment, supplement or termination does not adversely affect your rights hereunder.

14. Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15. Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

16. Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of your legal representatives. All obligations imposed upon the Company and all rights granted to you under this Agreement shall be binding upon the Company’s successors and upon your heirs, executors, administrators and successors.

17. Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall first be referred to the Chief Executive Officer for informal resolution, and if necessary, referred to the Committee for its determination. Any determination made hereunder shall be final, binding and conclusive on you, your heirs, executors, administrators and successors, and the Company and its Subsidiaries for all purposes.

18. Entire Agreement.

This Agreement and the terms and conditions of the Plan constitute the entire understanding between you and the Company and its Subsidiaries, and supersede all other agreements, whether written or oral, with respect to the Award.

19. Headings.

The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

20. Notice.

All notifications and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

(a) If to the Company, by regular mail to:

Quorum Health Corporation

1573 Mallory Lane

Suite 100

Brentwood, TN 37027

Attention: General Counsel

(b) If to you or your legal representative, to such person at the address as reflected in the records of the Company.

21. Consent to Jurisdiction.

Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Tennessee and of the United States of America, in each case located in the County of Williamson, for any actions, suits or proceedings arising out of or relating to this Agreement, the Award or the Plan and the transactions contemplated hereby and thereby (“Litigation”) (and agrees not to commence any Litigation except in any such court), and further agrees that service of process, summons, notice or document by U.S. certified mail to such party’s respective address set forth in Section 20 hereof shall be effective service of process for any Litigation brought against such party in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation in the courts of the State of Tennessee or of the United States of America, in each case located in the County of Williamson, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

22. Deemed Execution. On the date of your electronic acceptance of the terms of the Award and this Agreement, this Agreement shall be deemed to have been executed and delivered by you and the Company.

QUORUM HEALTH CORPORATION